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                                                                 Exhibit 10(v)

                                 EMPLOYMENT AGREEMENT

    This Agreement is made effective as of the first day of October, 1997, by and between Starmet Corporation, a Massachusetts corporation with its principal office in Concord, Massachusetts (the "Corporation"), and James M. Spiezio (the "Employee") of Lunenburg, Massachusetts.

    WHEREAS, the Corporation is engaged in the business of developing and marketing metallurgical and other products; and

    WHEREAS, the Employee is employed by the Corporation as its Vice President, Finance; and

    WHEREAS, the parties hereto wish to describe the terms under which the employment relationship presently existing between Corporation and Employee will continue in the future;

    NOW, THEREFORE, in consideration of the foregoing promises and the mutual agreements herein contained, the parties hereto agree as follows:

    1.   EMPLOYMENT

    The parties agree to continued employment of the Employee by the Corporation during the Term of this Agreement and according to the terms and conditions hereof.

    2.   SERVICE BY THE EMPLOYEE

    Except as specifically provided herein, the Employee shall continue to devote his best efforts and his entire working time during the usual business hours of the Corporation, and at such other times as is necessary and appropriate to advancing the best interests of the Corporation. Without limiting the generality of the foregoing, such activities shall include

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serving as an executive employee of the Corporation.

    3.   COMPENSATION

         3.1  INITIAL COMPENSATION

         The Employee's compensation shall be at the mimimum annual rate of $142,000 for the Term of this Agreement.

         3.2  PAYMENTS

         Such compensation shall be paid to the Employee on a weekly, bi-weekly or monthly basis, consistent with the Corporation's normal practice in paying compensation to its other executive employees.

         3.3  INCREASES

         The Board of Directors or President may, from time to time during the Term of this Agreement, review compensation and such compensation may be increased (but not decreased below the levels provided in this Agreement) from time to time on a basis consistent with the performance of Employee and of the Corporation and the salary levels prevailing generally for positions of comparable responsibility.

         3.4  BONUSES

         In addition to the foregoing initial compensation, the Corporation may pay the Employee a bonus in any year in such amount as may be determined by the Board of Directors of the Corporation.


    4.   EMPLOYEE BENEFITS

    In addition to the other employee benefits which may be made available to the Employee from time to time, the Corporation shall provide the following to the Employee:

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         4.1  BENEFIT PLANS

         The Corporation shall include the Employee in all of its benefit plans, including stock option plans, vacation, pension benefits and major medical, accident and health insurance, while he remains an active employee of the Corporation during the Term of this Agreement, on the same basis as the coverage provided to other executive employees of the Corporation.

         4.2  NO REDUCTION OF BENEFITS

         The Corporation shall not eliminate or reduce benefits in effect on the date hereof.

    5.   TERMINATION

         5.1  TERMINATION PAYMENTS

         The Board of Directors of the Corporation acting on behalf of the Corporation and after notice and an opportunity to be heard, may terminate the Employee's employment hereunder if a majority of the whole number of Directors then in office determines, in good faith, that:

         (a) the Employee has willfully refused to perform substantially all of the services required of him hereunder; or

         (b)   the Employee has been convicted of a crime of moral turpitude.

    In such event, or in the event of voluntary termination by the Employee without "good reason," as herein defined, the Employee's right to all future payments set forth in Article 3 hereof shall cease; or

         (c) prior to a "change of control," as herein defined, by either party on twelve months' written notice to the other. "Change of control" shall mean (i) a change (other

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    than a change resulting from death, retirement or disability) in the identity of a majority of the Board of Directors of the Corporation or in the identity of both the President and Chairman of the Board of the Corporation, or (ii) the occurrance of a transaction or event which a majority of directors of the Corporation in office immediately prior to such transaction deem to involve a change of control.

         5.2  DEATH

         In the event of the death of the Employee, payments set forth in subsection 3.1 shall be made to the executor or administrator or other personal representative of the decedent and shall be continued until the earlier of one year from the date of death of the Employee or the end of the Term of this Agreement.

         5.3  OTHER TERMINATIONS

         In the event of termination by the Corporation other than pursuant to subsection 5.1 or of termination by the Employee for good reason, the amounts payable pursuant to said subsection 3.1 for the balance of the Term of this Agreement shall be due and payable upon termination.

         5.4  DEFINITION

         "Good reason", within the meaning of this Agreement, means after a "change of control," circumstances which, (a) in the reasonable judgment of Employee, constitute a material reduction in the Employee's job title, perquisites, duties, authority, amenities, benefits or responsibilities; or
    (b) require the Employee regularly to perform services at a location more than twenty-five (25) miles distant from the present location of Corporation in Concord, Massachusetts, without his consent.

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         5.5  SURVIVAL.  The provisions of Sections 8, 9 and 10 shall survive the termination of this Agreement.

    6.   PAYMENTS AFTER DISABILITY

    The Corporation shall pay to the Employee, or to his legal representative, the amounts payable pursuant to subsection 3.1 during any period of partial or total disability hereunder until the first to occur of (a) one year after the date of the Employee's death, or (b) the end of the term of this Agreement. In the event of partial disability, Employee shall exert reasonable effort to perform such services thereunder as his disability will permit. The payments made for such disability hereunder shall be reduced by the amount of any wage continuation insurance payments payable to the Employee or his representative during such period on the basis of any disability insurance coverage paid for by the Corporation.

    8.   NON-COMPETE.

         8.1 The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Corporation during the Employment Period.

         8.2 (i) During the period of employment by the Corporation and for a period of eighteen (18) months after any termination of employment, the Employee agrees that he will not, directly or indirectly, alone or as a partner, officer, director, consultant, employee or direct or indirect owner (except a less than 2% stockholder of a public company) of any company or business organization, engage in any business activity which is directly or indirectly competitive with the products or services being developed, manufactured or sold by the Corporation, or any subsidiary or affiliate of the Corporation. The term "directly or indirectly competitive" shall include the performance

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    of any services as an employee, consultant or otherwise in connection with any business activity which is competitive with or adverse to the products and services sold by the Corporation. Such limitations shall apply only within the continental United States, and in such foreign jurisdictions as to which there is a distributor or other representative of the Corporation or a subsidiary, division, licensee or affiliate of the Corporation in existence on the date of termination.

              (ii) During the period of employment by the Corporation and for a period of eighteen months after any termination thereof, the Employee agrees that he will not directly or indirectly, either for himself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers, business or prospective customers of the Corporation. The Employee also agrees that during his employment with the Corporation and for a period of eighteen months thereafter, he will not solicit or discuss with any employee of the Corporation (a "Corporation Employee") the employment of such Corporation Employee by any business, firm, company, partnership, association, corporation or any other entity other than the Corporation.

         8.3 If any restriction set forth in this Section 8 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         8.4 The restrictions contained in this Section 8 are necessary for the protection

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of the business and goodwill of the Corporation and are considered by the
Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 8 will cause the Corporation substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Corporation shall have the right to seek specific performance and injunctive relief.

    9.   NONDISCLOSURE.

         9.1 The Employee agrees that he will not at any time, whether during or after the termination of his employment, reveal to any person, entity, association or company any Proprietary or Confidential Information of the Corporation, except as may be required in the ordinary course of performing his duties as an employee of the Corporation (and then with due regard for continued confidentiality) or as may be required by law, and he shall keep secret all matters of such nature entrusted to him and shall not use or attempt to use any such information in any manner for his own benefit or the benefit of others, or as may injure or cause loss or damage to the Corporation.

         9.2 The Employee further agrees that during his employment he shall not make, use, or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials relating to any matter within the scope of the business of the Corporation or concerning any of its dealings or affairs otherwise than for the benefit of the Corporation.

         9.3   The Employee further agrees

              (i) that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole

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    and exclusive property of the Corporation and that immediately upon termination of his employment he shall deliver all of the foregoing, and all copies thereof, to the Corporation;

              (ii) that all files, letters, memoranda, reports, records, experimental and other data, sketches, drawings, molds, models, patterns, samples, laboratory notebooks, computer disks or other storage devices for information, any computer, program listings, or other written, photographic, or other tangible material containing or incorporating Proprietary Information, whether created by Employee or others, which shall come into Employee's custody or possession, shall be and are the exclusive property of the Corporation to be used only in the performance of Employee's duties for the Corporation;

              (iii) that all such records or copies thereof and all tangible property of the Corporation in Employee's custody or possession shall be delivered to the Corporation, upon the earlier of a request by the Corporation or any termination of employment; and

              (iv) that after such delivery, Employee shall not retain any such records or copies thereof or any such tangible property, and Employee agrees to destroy any Proprietary Information that may be in his possession but stored on media (such as computer disks) that themselves are not property of the Corporation.

         9.4 Employee agrees that his obligation not to disclose or to use information and records of the types set forth above (including knowhow), and his obligation to return records, copies and tangible property set forth in paragraph (b) above, also extends to such knowhow and other information, records, copies and tangible property of customers of the

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Corporation or suppliers to the Corporation or other third parties who may have disclosed or entrusted the same to the Corporation or to Employee in the course of the Corporation's business.

         9.5 Proprietary or Confidential Information of the Corporation includes any process, document, software, technique or other information possessed or used by the Corporation and not generally known including, without limiting the foregoing, trade secrets, processes, techniques, data, software, code, algorithms, marketing plans, unpublished financial statements or projections, budgets, sales records, licenses, prices, costs, and information as to existing and prospective customers, employees and suppliers.

    10.  ASSIGNMENT OF INVENTIONS.  The Employee agrees as follows:

         10.1 To disclose to the Corporation all inventions, patentable or unpatentable ideas, and all technical or business innovations developed, conceived, prepared or created by him solely or in combination with others during the period of his employment ("Inventions");

         10.2 To assign, and Employee hereby does assign, to the Corporation, as its exclusive property, all Inventions (i) that are in any way within the scope of or related to the business of the Corporation, or as to which the Employee may receive information due to his employment, or (ii) that result from or are suggested by any work which the Employee may do for the Corporation, or
(iii) that otherwise are made through the use of Corporation time, facilities or materials;

         10.3 That any such Invention so required to be assigned shall be considered a work made for hire for the Corporation as such term is defined in
Section 101 of the United States Copyright Act of 1976, as amended;

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         10.4 To execute all necessary documents and otherwise provide proper assistance during and subsequent to his employment to enable the Corporation to obtain for itself or its nominees, copyrights, patents or other legal protection for such Inventions or innovations;

         10.5 To make and maintain for the Corporation adequate and current written records of all such Inventions or innovations, which records shall at all times remain on the Corporation's premises.

         10.6 Employee hereby represents that, except as he has heretofore disclosed in writing to the Corporation, he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or Confidential or Proprietary Information in the course of his employment with the Corporation, or to refrain from competing, directly or indirectly, with the business of any such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Corporation does not and will not breach any agreement to keep in confidence Proprietary Information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Corporation; and Employee will not disclose to the Corporation or induce the Corporation to use any Confidential or Proprietary Information or material belonging to any previous employer or others.

    11. REMEDIES UPON BREACH. The Employee agrees that any breach of the provisions of Sections 8, 9 and 10 of this Agreement by him could cause irreparable damage, and that, in the event of such breach, the Corporation shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder.

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    12.  TERM OF AGREEMENT

    This Agreement shall continue in force for an initial period of three (3) years from the date hereof, unless terminated by either party in accordance herewith. Annually, the Board of Directors, in its discretion, may extend the term of this Agreement for an additional year. Reference herein to the Term of this Agreement shall include the initial period and any period thereafter for which this Agreement continues in effect pursuant to the provisions of this
Article 12.

    13.  MISCELLANEOUS


         13.1 BINDING NATURE OF AGREEMENT

         This Agreement shall be binding upon the parties hereto, and their heirs, legal representatives, successors and assigns. The Corporation shall require any successor to a majority of its business activities to assume the obligations of the Corporation herein, however, the Corporation shall continue to be liable to Employee for all payments due pursuant to this Agreement.

         13.2 NO ASSIGNMENT

         The parties agree that the nature of the Employee's services are personal, and that the Employee may not assign any of his rights and duties hereunder.

         13.3 NOTICES

         All notices required under this Agreement shall be sufficient if made by certified or registered mail, return receipt requested, delivered to the then residence of the Employee and to the Corporation at its then principal office.

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         13.4 AMENDMENTS AND WAIVERS

         This Agreement represents the exclusive statement of the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written agreements, but not including any stock purchase or stock option agreement between Corporation and Employee. This Agreement may not be amended, modified or revoked in whole or in part except by written agreement of the parties hereto. Any waiver of any provision of this Agreement, to be enforceable by the non-waiving party, must be in writing and signed by the party to be charged therewith; and a waiver of any such occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion, unless the waiver specifically provides otherwise.

         13.5 DISPUTES

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Boston in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         13.6 COUNTERPARTS

         This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon each party, notwithstanding that either party did not sign the same counterpart as the other party.

         13.7 CONSTRUCTION

         The headings and subheadings of this Agreement have been inserted for convenience only and are to be ignored in any construction of the provisions hereof. The

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    use of the singular shall be deemed to include the plural and VICE VERSA, and the use of the masculine and neuter gender shall be deemed to include the feminine, masculine and neuter gender unless the context otherwise requires. No conclusion may be drawn from any difference between this Agreement as finally signed and any prior agreement or draft of all or any part of any prior agreement.

         13.8 LAW GOVERNING

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Employee has signed and sealed this Agreement and the Corporation has caused this Agreement to be executed and its corporate seal to be affixed hereto effective the day and year first written above.

                                            STARMET CORPORATION

Attest: /s/ Thomas A. Wooters               By:  /s/ Robert E. Quinn
       ---------------------------             -----------------------------
                                                 Robert E. Quinn

                                            Date: 10/1/97


{Corporate Seal}

Attest: /s/ Thomas A. Wooters                      /s/ James M. Spiezio
       ---------------------------                -----------------------------
                                                       (employee)

                                            Date:  10/1/97
                                                  -----------------------------